Exhibit 4(ff)

EXECUTION VERSION

UNITED RENTALS (NORTH AMERICA), INC.

as the Company,

and

UNITED RENTALS, INC.,

and

THE SUBSIDIARIES LISTED ON SCHEDULE I,

as Original Guarantors,

and

THE SUBSIDIARIES LISTED ON SCHEDULE II,

as New Guarantors,

and

THE BANK OF NEW YORK MELLON

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of December 1, 2010

$750,000,000

8.375% Senior Subordinated Notes due 2020

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (the “First Supplemental Indenture”) to the Indenture, dated as of October 26, 2010 (the “Original Indenture”, and, as supplemented hereby, the “Indenture”), is entered into as of December 1, 2010, among UNITED RENTALS (NORTH AMERICA), INC., a Delaware corporation (herein called the “Company”), UNITED RENTALS, INC., a Delaware corporation (herein called “Holdings”), THE COMPANIES LISTED ON SCHEDULE I (herein called the “Original Guarantors”), THE COMPANIES LISTED ON SCHEDULE II (herein called the “New Guarantors”) and THE BANK OF NEW YORK MELLON, a New York banking corporation, having its principal corporate trust office at 101 Barclay Street, New York, New York, 10286, as trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

Pursuant to Section 3.01 of the Original Indenture, the Company, the Original Guarantors and the Trustee established the terms of a series of Securities entitled the “8.375% Senior Subordinated Notes due 2020” of the Company in respect of which the Original Guarantors are guarantors (the “Notes”), pursuant to which the Company issued and sold $750,000,000 aggregate principal amount of Notes.

Pursuant to Section 10.16 of the Original Indenture, the Company may cause certain of its subsidiaries to execute and deliver a supplemental indenture pursuant to which such subsidiary will guarantee payment of the Notes on the same terms and conditions set forth in the Original Indenture.

Pursuant to Section 9.01 of the Original Indenture, the Company, the Original Guarantors and the Trustee may amend, waive or supplement the Indenture to make any change that does not adversely affect the rights of Holders, without the consent of any Holders.

The Company, the Original Guarantors and the Trustee wish to supplement the Indenture so that the New Guarantors shall, together with the Original Guarantors, unconditionally guarantee all of the Company’s obligations under the Securities and the Indenture on the terms set forth in the Original Indenture.

The entry into this First Supplemental Indenture by the New Guarantors, the Company, the Original Guarantors and the Trustee is in all respects authorized by the provisions of the Original Indenture.

All things necessary to make this First Supplemental Indenture a valid agreement of the New Guarantors, the Company, the Original Guarantors and the Trustee and a valid supplement to the Original Indenture have been done.

Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. Capitalized terms used in this First Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Original Indenture.

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ARTICLE II

GUARANTEE

Section 2.01. New Guarantors under the Indenture. For valuable consideration, the receipt of which is hereby acknowledged, each of the New Guarantors hereby agrees with the Company, the Original Guarantors, the Holders of the Securities and the Trustee that, concurrently with the execution and delivery of this First Supplemental Indenture by such New Guarantor, it shall become a Guarantor for the purposes of the Indenture and for purposes of all amounts due and owing on the Securities outstanding under the Indenture.

Section 2.02. Unconditional Guarantee. Each of the New Guarantors hereby agrees to provide an unconditional and irrevocable Guarantee to each Holder of a Security authenticated by the Trustee and to the Trustee and its successors and assigns on the terms set forth in Section 13.01 of the Indenture, and to otherwise be bound by the terms of the Indenture that are applicable to Guarantors.

Section 2.03. Rights and Obligations of the New Guarantors. The rights and obligations of each of the New Guarantors and the restrictions imposed upon it under the Indenture shall be the same in all respects as if such New Guarantor had been an Original Guarantor under the Original Indenture.

Section 2.04. Amendment to Indenture. Schedule A of the Indenture is hereby amended and restated in its entirety as follows:

Schedule A

Guarantor	Place of Formation

InfoManager, Inc.	Texas

United Rentals (Delaware), Inc.	Delaware

United Rentals Financing Limited Partnership	Delaware

United Rentals Highway Technologies Gulf, LLC	Delaware

United Rentals Northwest, Inc.	Oregon

United Rentals Realty, LLC	Delaware

Wynne Systems, Inc.	California

ARTICLE III

MISCELLANEOUS

Section 3.01. Notice. Each of the New Guarantors agrees that all notices that may be delivered pursuant to the Indenture may be delivered to it at the following address:

Address:	c/o United Rentals, Inc.
Five Greenwich Office Park
Greenwich, CT 06830

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Attention:	Corporate Secretary

Section 3.02. Effectiveness of Guarantees. This First Supplemental Indenture, and the Guarantees set forth in Article II hereof, shall be effective upon its execution and delivery by the parties hereto.

Section 3.03. Relation to Original Indenture. This First Supplemental Indenture supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, all of the terms, provisions and conditions of the Indenture and the Securities issued thereunder shall continue in full force and effect.

Section 3.04. Concerning the Trustee. The Trustee shall not be responsible for any recital herein (other than as they appear and as they apply to the Trustee) as such recitals shall be taken as statements of the Company, the Original Guarantors and the New Guarantors, or the validity of the execution by the Company, the Original Guarantors and the New Guarantors of this First Supplemental Indenture. The Trustee makes no representations as to the validity or sufficiency of this instrument.

Section 3.05. Effect of Headings. The Article and Section headings herein are for convenience of reference only and shall not affect the construction hereof.

Section 3.06. Counterparts. This instrument may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

Section 3.07. Governing Law. This instrument shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws provisions thereof.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

UNITED RENTALS (NORTH AMERICA), INC.

by	/s/ William B. Plummer
	Name:	William B. Plummer
	Title:	Executive Vice President and Chief Financial Officer

UNITED RENTALS, INC.

by	/s/ William B. Plummer
	Name:	William B. Plummer
	Title:	Executive Vice President and Chief Financial Officer

INFOMANAGER, INC.

By	/s/ William B. Plummer
	Name:	William B. Plummer
	Title:	Vice President

UNITED RENTALS HIGHWAY TECHNOLOGIES GULF, LLC, BY UNITED RENTALS (NORTH AMERICA), INC., ITS SOLE INITIAL MEMBER

By	/s/ William B. Plummer
	Name:	William B. Plummer
	Title:	Executive Vice President and Chief Financial Officer

UNITED RENTALS NORTHWEST, INC.

By	/s/ William B. Plummer
	Name:	William B. Plummer
	Title:	Vice President

[Signature Page to First Supplemental Indenture]

UNITED RENTALS REALTY, LLC, BY UNITED RENTALS (NORTH AMERICA), INC., ITS MANAGING MEMBER

by	/s/ William B. Plummer
	Name:	William B. Plummer
	Title:	Executive Vice President and Chief Financial Officer

WYNNE SYSTEMS, INC.

by	/s/ William B. Plummer
	Name:	William B. Plummer
	Title:	Vice President

UNITED RENTALS (DELAWARE), INC.

By	/s/ William B. Plummer
	Name:	William B. Plummer
	Title:	Vice President

UNITED RENTALS FINANCING LIMITED PARTNERSHIP, BY UNITED RENTALS OF NOVA SCOTIA (NO. 1), ULC, ITS GENERAL PARTNER

by	/s/ William B. Plummer
	Name:	William B. Plummer
	Title:	Vice President and Chief Financial Officer

[Signature Page to First Supplemental Indenture]

THE BANK OF NEW YORK MELLON, AS TRUSTEE,

By	/s/ Timothy W.Casey
	Name:	Timothy W.Casey
	Title:	Senior Associate

[Signature Page to First Supplemental Indenture]

SCHEDULE I

ORIGINAL GUARANTORS

InfoManager, Inc.

United Rentals, Inc.

United Rentals Highway Technologies Gulf, LLC

United Rentals Northwest, Inc.

United Rentals Realty, LLC

Wynne Systems, Inc.

SCHEDULE II

NEW GUARANTORS

United Rentals (Delaware), Inc.

United Rentals Financing Limited Partnership